THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

Warrant No. 1	Number of Shares: 60,920
Date of Issuance; November 15, 2006	(subject to adjustment)

BONE BIOLOGICS, INC.

Common Stock Purchase Warrant

Bone Biologics, Inc., a California corporation (the “Company”), for value received, hereby certifies that Marie Antonia Gray, or its registered assigns (the “Registered Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and on or before the Expiration Date (as defined in Section 5 below), up to 60,920 shares (as adjusted from time to time pursuant to the provisions of this Warrant) of common stock of the Company (the “Common Stock”), at an exercise price of $0.17 per share. The shares issuable upon exercise of this Warrant and the exercise price per share, as adjusted from time to time pursuant to the provisions of this Warrant, are sometimes hereinafter referred to as the “Warrant Stock” and the “Exercise Price,” respectively.

This Warrant is issued pursuant to a Services Rendered Agreement dated October __, 2006 between the Company and the Registered Holder (the “Agreement”) and is subject to the terms and conditions of the Agreement.

1. Exercise.

(a) Manner of Exercise. This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase/exercise form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the aggregate Exercise Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise (the “Purchase Price”). The Purchase Price may be paid by cash, check, wire transfer or by the surrender of promissory notes or other instruments representing indebtedness of the Company to the Registered Holder.

(b) Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock to be represented by such certificates.

(c) Net Issue Exercise.

(i) In lieu of exercising this Warrant in the manner provided above in Section 1(a), the Registered Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election on the purchase/exercise form appended hereto as Exhibit A duly executed by such Registered Holder or such Registered Holder’s duly authorized attorney, in which event the Company shall issue to such Registered Holder a number of shares of Common Stock computed using the following formula:

X =	Y (A - B)
A

Where	X =	The number of shares of Common Stock to be issued to the Registered Holder.

	Y =	The number of shares of Common Stock purchasable under this Warrant (at the date of such calculation).

	A =	The fair market value of one share of Common Stock (at the date of such calculation).

	B =	The Purchase Price (as adjusted to the date of such calculation).

(ii) For purposes of this Section 1(c), the fair market value of one share of Common Stock on the date of calculation shall mean:

(A) if the exercise is in connection with an initial public offering of the Common Stock, and if the Company’s Registration Statement relating to such public offering has been declared effective by the Securities and Exchange Commission, then the fair market value of Common Stock shall be the initial “Price to Public” per share specified in the final prospectus with respect to the offering;

(B) if this Warrant is exercised after, and not in connection with, the Company’s initial public offering, and if the Company’s Common Stock is traded on a securities exchange or The Nasdaq Stock Market or actively traded over-the-counter:

(1) if the Company’s Common Stock is traded on a securities exchange or The Nasdaq Stock Market, the fair market value shall be deemed to be the average of the closing prices over a 30 day period ending three days before the date of calculation; or

(2) if the Company’s Common Stock is actively traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid or sales price (whichever is applicable) over the 30 day period ending three days before the date of calculation; or

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(C) if neither (A) nor (B) is applicable, the fair market value shall be at the highest price per share which the Company could obtain on the date of calculation from a willing buyer (not a current employee or director) for shares of Common. Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors, unless the Company is at such time subject to an acquisition as described in Section 5(b) below, in which case the fair market value per share of Common Stock shall be deemed to be the value of the consideration per share received by the holders of such stock pursuant to such acquisition.

(d) Delivery to Registered Holder. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct:

(i) a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall be entitled, and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor and with the same date, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment thereof) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 1 (a) above (without giving effect to any adjustment thereof).

2. Adjustments.

(a) Stock Splits and Dividends. If outstanding shares of the Company’s Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such, subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

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(b) Reclassification, Etc. In case of any reclassification or change of the outstanding securities of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section 2(a); and in each such case, the terms of this Section 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

(c) Adjustment Certificate. When any adjustment is required to be made in the Warrant Stock or the Exercise Price pursuant to this Section 2, the Company shall promptly mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Exercise Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

3. Transfers.

(a) Unregistered Security. Each holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement under the Securities Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable U.S. federal or state securities law then in effect or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

Transferability. Subject to the provisions of Section 3(a) hereof, this Warrant and all rights hereunder are transferable, in whole or m part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company.

(b) Warrant Register. The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

4. No impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

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5. Termination. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate upon the earliest to occur of the following (the “Expiration Date”): (a) October __, 2016, (b) the sale, conveyance or disposal of all or substantially all of the Company’s property or business or the Company’s merger with or into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company) or any other transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, provided that this Section 5(b) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company or to an equity financing in which the Company is the surviving corporation, or (c) the closing of a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act.

6. Reservation of Stock. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

7. Exchange of Warrants. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Registered Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

8. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

9. No Rights as Shareholder. Until the exercise of this Warrant, the Registered. Holder of this Warrant shall not have or exercise any rights by virtue hereof as a shareholder of the Company.

10. No Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined in good faith by the Company’s Board of Directors.

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11. Amendment or Waiver. Any term of this Warrant may be amended or waived only by an instrument in writing signed by the party against which enforcement of the amendment or waiver is sought.

12. Headings. The headings in this Warrant are used for convenience only and are not to be considered in construing or interpreting any provision of this Warrant.

13. Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

14. Successors and Assigns. Unless otherwise provided in this Warrant, the terms and conditions of this Warrant shall inure to the benefit of and be binding upon the permitted successors and assigns of the parties. Nothing in this Warrant, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Warrant, except as expressly provided in this Warrant.

15. Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

16. Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant, the balance of this Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

17. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Warrant, upon any breach or default of any other party under this Warrant, shall impair any such right, power or remedy of such non-breaching or non- defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Warrant, or any waiver on the part of any party of any provisions or conditions of this Warrant, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Warrant or by law or otherwise afforded to any party, shall be cumulative and not alternative.

18. Notices. Unless otherwise provided herein, any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by facsimile, or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page, or as subsequently modified by written notice.

[Signature Page Follows]

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BONE BIOLOGICS, INC.

By:	/s/ Bruce A. Hazuka
Address:	Bone Biologics, Inc. 369 South Doheny Dr., Suite 1261 Beverly Hills, CA 90211

Facsimile Number:

MARY ANTHONY GRAY

/s/ Mary Anthony Gray

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EXHIBIT A

PURCHASE/EXERCISE FORM

To:	Bone Biologics, Inc.	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant No. 1, hereby irrevocably elects to (a) purchase _______ shares of the Common Stock covered by such Warrant and herewith makes payment of $_______, representing the full purchase price for such shares at the price per share provided for in such Warrant, or (b) exercise such Warrant for _______ shares purchasable under the Warrant pursuant to the Net Issue Exercise provisions of Section 1(c) of such Warrant.

The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 3 of the Agreement (as defined in the Warrant) and by its signature below hereby makes such representations and warranties to the Company. Defined terms contained in such representations and warranties shall have the meanings assigned to them in the Agreement.

Signature:

Name (print):

Title (if applic.):

Company (if applic.):

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED, _______________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, to:

Name of Assignee	Address/Fax Number	No, of Shares

Dated:	Signature:

Witness:

BONE BIOLOGICS, INC.

AMENDMENT NO. 1 TO
WARRANTS TO PURCHASE COMMON STOCK

This Amendment No. 1 to Warrants To Purchase Common Stock (this “Amendment”) is made as of September 17, 2014, by and between Bone Biologics, Inc., a California corporation (the “Company”), and Marie Antonia Gray holder of certain warrants to purchase Common Stock of the Company (the “Holder”)

Recitals

WHEREAS, pursuant to the deferral of payment the Company previously issued certain warrants to purchase Common Stock to the Holder (the “Existing Warrants”);

WHEREAS, the Company and the Holder desire to amend the Existing Warrants as provided herein;

WHEREAS, pursuant to Section 12 of each of the Existing Warrants, any term of such Existing Warrants may be amended by the written consent of the Company and the Holder (as defined in the Existing Warrants);

WHEREAS, the undersigned Holder desires to amend the Existing Warrant as provided below.

NOW, THEREFORE, in consideration of the mutual agreements, covenants and considerations contained herein, the Company and the undersigned Holder hereby agree to amend the Existing Warrants as follows:

1. The fifth paragraph of the Existing warrant is hereby amended and restated in its entirety as set forth below:

This Warrant (and the right to purchase Warrant Stock upon exercise hereof) shall terminate upon the earliest to occur of the following (the “Expiration Date”): (a) October 15, 2016, (b) the sale, conveyance or disposal of all or substantially all of the Company’s property or business or the Company’s merger with or into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company) or any other transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of (each a “Significant Transaction”), provided that this Section 6(b) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company or to an equity financing in which the Company is the surviving corporation, or (c) the closing of a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act. In the event of a Significant Transaction, the Registered Holder shall thereafter be entitled to receive a warrant to purchase the kind and amount of shares of stock and other securities and property (including cash) which the Registered Holder would have been entitled to receive had this Warrant been exercised immediately prior to the effective date of such Significant Transaction.

2. Except as expressly modified by this Amendment, all of the terms and conditions of the Existing Warrants are reaffirmed and shall remain in full force and effect. Other than as stated in this Amendment, this Amendment shall not operate as a waiver of any condition or obligation imposed on the parties under the Existing Warrants.

3. In the event of any conflict, inconsistency, or incongruity between any provision of this Amendment and any provision of the Existing Warrants, the provisions of this Amendment shall govern and control.

4. This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

5. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

In Witness Whereof, the undersigned have executed this Amendment No. 1 to Warrants to Purchase Common Stock as of the day and year first set forth above.

COMPANY:

Bone Biologics, Inc.

By:	/s/ William Jay Treat
Name:	William Jay Treat
Title:	President & CTO

Signature Page to Amendment No. 1 to Warrants to Purchase Common Stock

In Witness Whereof, the undersigned have executed this Amendment No. 1 to Warrants to Purchase Common Stock as of the day and year first set forth above.

HOLDER:

Marie Antonia Gray

By:
Name:
Title:

Signature Page to Amendment No. 1 to Warrants to Purchase Common Stock